EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48996) pertaining to the Stock Option Plan of eDiets.com, Inc. of our report dated January 30, 2001 (except the fourth paragraph of Note 7, as to which the date is March 28, 2001), with respect to the consolidated financial statements of eDiets.com, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                                     /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
March 29, 2001